SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) MARCH 26, 1997

                                COMPSCRIPT, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        FLORIDA                     0-20594                    65-0506539
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File              (IRS Employer
    or incorporation)               Number)                 Identification No.)


       1225 BROKEN SOUND PARKWAY N.W., SUITE A, BOCA RATON, FLORIDA 33487
       ------------------------------------------------------------------
                       (Address of principal executive
                          offices, including zip code)

Registrant's telephone number, including area code (561) 994-8585

          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Audited Financial Statements of Hytree Pharmacy, Inc.for the year ended March 31, 1996 and for the period from April 1, 1996 to December 31, 1996.

         (b) CompScript, Inc. and Subsidiaries Pro Forma Consolidated Condensed Statement of Operations Year Ended December 31, 1996 (Unaudited). Pro Forma Consolidated Condensed Balance Sheet and Pro Forma Consolidated Condensed Interim Statement of Operations filing requirements are included in the Company's previously filed Form 10-QSB for the period ended March 31, 1997.

                         Report of Independent Auditors

Shareholders of Hytree Pharmacy, Inc.

We have audited the accompanying balance sheets of Hytree Pharmacy, Inc. (the Company) as of March 31 and December 31, 1996, and the related statements of income and retained earnings, and cash flows for the year ended March 31, 1996 and for the period from April 1, 1996 to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hytree Pharmacy, Inc. at March 31, 1996 and December 31, 1996, and the results of its operations and its cash flows for the year ended March 31, 1996 and for the period from April 1, 1996 to December 31, 1996, in conformity with generally accepted accounting principles.


                                                             ERNST & YOUNG LLP

March 14, 1997



                              Hytree Pharmacy, Inc.

                                 Balance Sheets

                                                                           MARCH 31,     DECEMBER 31,
                                                                             1996            1996
                                                                           ---------------------------
ASSETS
Current assets:
   Cash                                                                    $        300   $      4,341
   Accounts receivable, less allowance for doubtful accounts
     of $30,000                                                               1,713,841      2,185,941
   Inventories                                                                  715,476        952,455
   Income tax receivable                                                         11,500
   Prepaid expenses                                                              10,800         10,050
   Deferred taxes                                                                52,100         49,300
                                                                           ---------------------------
                                                                              2,504,017      3,202,087

Property and equipment, at cost:
   Furniture and fixtures                                                       195,172        198,484
   Medical equipment                                                            124,420        137,109
   Rental equipment                                                             499,151        627,560
   Office equipment                                                             204,053        222,756
   Leasehold improvements                                                         7,020         10,665
                                                                           ---------------------------
                                                                              1,029,816      1,196,574
   Less:  Accumulated depreciation and amortization                             603,687        704,860
                                                                           ---------------------------
                                                                                426,129        491,714

Other assets:
   Deposits                                                                       2,590          2,590
   Cash surrender value of officer's life insurance                              16,280
                                                                           ---------------------------
                                                                                 18,870          2,590
                                                                           ---------------------------
TOTAL ASSETS                                                               $  2,949,016   $  3,696,391
                                                                           ===========================
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                        $    663,311   $    577,394
   Income tax payable                                                                          214,000
   Accrued payroll and related expenses                                         208,726        372,638
   Notes payable--shareholders                                                   467,724       215,723
   Current portion of long-term debt                                             60,386         67,668
                                                                           ---------------------------
                                                                              1,400,147      1,447,423

Long-term debt                                                                  574,728        997,279

Deferred taxes                                                                   29,900         35,100

Shareholders' equity:
   Common stock, no par value, 250 shares authorized;
     150 shares issued and outstanding                                          263,860        263,860
   Nonvoting common stock,  no par value, 50 shares authorized;
     .75 shares issued and outstanding                                           90,000         90,000
   Retained earnings                                                            590,381        862,729
                                                                           ---------------------------
                                                                                944,241      1,216,589
                                                                           ---------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                 $  2,949,016   $  3,696,391
                                                                           ===========================

SEE ACCOMPANYING NOTES.



                              Hytree Pharmacy, Inc.

                   Statements of Income and Retained Earnings

                                                                                        APRIL 1, 1996
                                                                      YEAR ENDED              TO
                                                                       MARCH 31,         DECEMBER 31,
                                                                         1996                1996
                                                                     ----------------------------------
Net revenues                                                         $   10,004,455      $    8,305,142
Cost of revenues                                                          5,482,335           4,368,982
                                                                     ----------------------------------
Gross profit                                                              4,522,120           3,936,160
Selling, general and administrative expenses                              4,218,470           3,368,034
Interest expense                                                             90,210              94,285
Other expense (income)                                                       16,731             (10,507)
                                                                     ----------------------------------
Income before income taxes                                                  196,709             484,348
Provision for income taxes                                                   86,000             212,000
                                                                     ----------------------------------
Net income                                                                  110,709             272,348
Retained earnings--beginning of period                                      479,672             590,381
                                                                     ----------------------------------

Retained earnings--end of period                                      $     590,381      $      862,729
                                                                     ==================================


SEE ACCOMPANYING NOTES.



                              Hytree Pharmacy, Inc.

                             Statement of Cash Flows

                                                                                           APRIL 1, 1996
                                                                           YEAR ENDED            TO
                                                                            MARCH 31,       DECEMBER 31,
                                                                              1996              1996
                                                                           ------------------------------
OPERATING ACTIVITIES
Net income                                                                 $    110,709      $    272,348
Noncash items included in income:
   Depreciation and amortization                                                130,644           101,517
   Loss on abandoned leasehold improvements                                      37,506
   Stock compensation expense                                                    90,000
   Deferred taxes                                                                79,800             8,000
   Provision for bad debts                                                       82,470            61,840
   Increase (decrease) in cash caused by changes in current items:
     Accounts receivable                                                       (595,035)         (533,940)
     Inventories                                                               (159,593)         (236,979)
     Prepaid expenses                                                             7,046               750
     Accounts payable                                                           171,294           (85,917)
     Other current liabilities                                                  (22,211)          389,412
                                                                           ------------------------------
Net cash used in operating activities                                           (67,370)          (22,969)

INVESTING ACTIVITIES
Change in other assets                                                           (6,065)           16,280
Acquisition of property and equipment                                           (93,017)         (167,102)
                                                                           ------------------------------
Net cash used in investing activities                                           (99,082)         (150,822)

FINANCING ACTIVITIES
Borrowings on long-term debt                                                  3,718,896         2,647,113
Increase in notes payable to shareholders                                       446,441
Notes payable to shareholders                                                  (292,842)         (252,001)
Repayment of long-term debt                                                  (3,791,021)       (2,217,280)
                                                                           ------------------------------
Net cash provided by financing activities                                        81,474           177,832
                                                                           ------------------------------
Net (decrease) increase in cash                                                 (84,978)            4,041
Cash--beginning of year                                                          85,278               300
                                                                           ------------------------------
CASH--END OF YEAR                                                          $        300      $      4,341
                                                                           ==============================
NONCASH INVESTING AND FINANCING ACTIVITY
Acquisition of property and equipment under capital lease                  $     43,711      $        -0-
                                                                           ==============================

SUPPLEMENTAL INFORMATION
Interest paid                                                              $     90,210      $    94,285
                                                                           ==============================

Income taxes paid                                                          $     78,506      $        -0-
                                                                           ==============================


SEE ACCOMPANYING NOTES.

                              Hytree Pharmacy, Inc.

                        Notes to the Financial Statements

                  For the Year Ended March 31, 1996 and for the
                 Period from April 1, 1996 to December 31, 1996


A.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

The Company provides pharmacy services for nursing homes and homebound patients, sells and rents medical equipment and supplies, and operates retail pharmacies, all in Northeast Ohio.

In March of 1997 CompScript announced its intent to exchange CompScript common stock for all of the outstanding stock of Hytree Pharmacy, Inc. The business combination will be accounted for as a pooling of interests.

REVENUE RECOGNITION

Revenue is recognized when products or services are provided to the customer. A significant portion of the Company's revenues from sales of pharmaceutical and medical products are reimbursable from third-party payors (principally Medicaid and Medicare). The Company monitors its receivables from these reimbursement sources under policies established by management and reports such revenues at the net realizable amount expected to be received.

ACCOUNTS RECEIVABLE

On average, approximately 52% of accounts receivable are due from third party payors, 37% are due from nursing homes, and the remaining 11% are due from guarantors and others. An allowance for doubtful accounts is provided for the estimated losses that will be incurred in the collection of outstanding accounts receivable balances. Estimated losses are based on a review of the current status of outstanding accounts receivable balances and historical collection experiences.

INVENTORIES

Inventories, consisting of pharmaceuticals, medical equipment and supplies, are stated at the lower of cost (first in, first out method) or market.

                             Hytree Pharmacy, Inc.
                    Notes to Financial Statements - Continued


A.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

PROPERTY AND EQUIPMENT

Property and equipment is depreciated or amortized using the straight-line and declining balance methods over the estimated useful lives of the assets as follows:

      Furniture and fixtures                          5-7 years
      Medical and rental equipment                      7 years
      Office equipment                                5-7 years
      Leasehold improvements                           10 years

At December 31, 1996, property and equipment included assets held under capital leases at an aggregate cost of $169,248, with related accumulated amortization of $57,381. Amortization of equipment under capital leases is included in depreciation expense.

INCOME TAXES

The Company follows Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES. This accounting standard requires that the liability method be used in accounting for income taxes. Under this accounting method, deferred tax assets and liabilities are determined based on the differences between the financial reporting basis and the tax basis of assets and liabilities and are measured using the enacted tax rates and laws that apply in the periods in which the deferred tax asset or liability is expected to be realized or settled.

USE OF ACCOUNTING ESTIMATES

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from the estimates that were used.

ADVERTISING COSTS

The Company expenses advertising costs as incurred. Advertising costs for the year ended March 31, 1996 and for the period from April 1, 1996 to December 31, 1996 amounted to $13,386 and $12,905, respectively.

                              Hytree Pharmacy, Inc.
                    Notes to Financial Statements - Continued



B.     NOTES PAYABLE--SHAREHOLDERS

Notes payable--shareholders consist of unsecured demand borrowings bearing interest at 12% and payable to shareholders of the Company. These notes are subordinate to the line of credit borrowings (see Note C). Interest paid to the shareholders for the year ended March 31, 1996 and for the period from April 1, 1996 to December 31, 1996 was $18,162 and $30,676, respectively.

In addition, accrued payroll and related expenses includes $6,000 and $349,276 at March 31, 1996 and December 31, 1996, respectively, owed to shareholders of the Company.

C.     DEBT

At December 31, 1996, long-term debt consisted of the following:

Various capital lease agreements due in monthly
   installments through October, 1999 at interest rates
   ranging from 9.25% to 19.3%                                   $      100,633

Note payable to a related individual in monthly
   installments of $1,000 through May 1997                                4,515

Note payable under a $1,000,000 line of credit arrangement,
   including interest at (OMEGA)% above the bank's prime rate
   (prime--8.25% at December 31, 1996), collateralized by
   substantially all assets of the Company and guaranteed
   by the shareholders of the Company                                   959,799
                                                                 --------------
                                                                      1,064,947
Less:  Current portion                                                   67,668

                                                                 --------------

Long-term portion                                                $      997,279
                                                                 ==============

Future maturities of long-term debt are as follows: 1997--$67,668; 1998--$984,510 and 1999--$12,769.

                              Hytree Pharmacy, Inc.
                    Notes to Financial Statements - Continued


D.     INCOME TAX EXPENSE


Income tax expense (benefit) for the year ended March 31, 1996 and for the period from April 1, 1996 to December 31, 1996 consists of:

                                                                   APRIL 1, 1996 TO
                    YEAR ENDED MARCH 31, 1996                      DECEMBER 31, 1996
             ------------------------------------------ ---------------------------------------
                CURRENT      DEFERRED       TOTAL         CURRENT      DEFERRED       TOTAL
             ----------------------------------------------------------------------------------
Federal        $   5,200     $   67,800    $   73,000    $   173,400  $     6,800   $   180,200
State              1,000         12,000        13,000         30,600        1,200        31,800
             ----------------------------------------------------------------------------------

               $   6,200     $   79,800    $   86,000    $   204,000  $     8,000   $   212,000
             ==================================================================================

The Company's deferred income tax asset is due primarily to the temporary effects of accrued compensation, allowance for doubtful accounts and inventory obsolescence reserve offset by accelerated tax depreciation.

The difference between the statutory federal income tax rate of 34% and the effective income tax rate is due to state income taxes, net of federal benefit.

E.     OPERATING LEASES

Minimum annual rentals under non-cancelable lease obligations, including amounts due to a related party, are as follows:

1997                                     $    157,920
1998                                          157,920
1999                                          157,920
2000                                           99,120
2001                                           14,160
                                         ------------

                                         $    587,040
                                         ============

                              Hytree Pharmacy, Inc.
                    Notes to Financial Statements - Continued

E.     OPERATING LEASES--CONTINUED

The Company also leases medical equipment, automobiles and delivery equipment under month-to-month cancellable agreements from BDB Leasing. Monthly lease payments approximate $22,400.

F.     COMMITMENTS AND RELATED PARTY TRANSACTIONS

Total rent and lease expense for the year ended March 31, 1996 was $511,000, of which $358,677 was incurred to related parties. Total rent and lease expense for the period from April 1, 1996 to December 31, 1996 was $396,492, of which $312,065 was incurred to related parties.

G.     STOCK BONUS AGREEMENT

Effective February 1, 1996, the Company entered into a stock bonus agreement (Agreement) with an employee granting the employee up to a two percent non-voting interest in the Company. Compensation expense of $90,000 was recorded in the year ended March 31, 1996 in connection with the Agreement.

                        COMPSCRIPT, INC. AND SUBSIDIARIES
                       INTRODUCTION TO PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION
                                   (UNAUDITED)

On March 26, 1997, CompScript, Inc. ("CompScript" or the "Company") consummated a Stock Purchase Agreement with the shareholders of Hytree Pharmacy, Inc. ("Hytree"). Under the Stock Purchase Agreement, CompScript acquired all the issued and outstanding shares of Hytree in exchange for 850,000 shares of CompScript's Common Stock.

The following pro forma condensed consolidated financial information consists of an unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1996 (the "Pro Forma Statement"). The Pro Forma Statement for the year ended December 31, 1996 gives effect to the acquisition of Hytree as if the transaction had occurred on January 1, 1996. The pro forma adjustments to, or reflected in" the Pro Forma Statement are based on the historical results of the acquired business giving effect to the transaction based on the pooling method of accounting used to record the acquisition and the assumptions and adjustments described in the accompanying notes to the Pro Forma Statement. The pro forma adjustments are based upon currently available information and upon certain assumptions that management of the Company believes are reasonable under the circumstances. The Pro Forma Statement does not purport to be indicative of what the Company's results of operations would actually have been if the aforementioned transaction in fact had occurred at the beginning of the period indicated, or to project the results of operations at any future date or for any future period.

A separate Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1997 or Statement of Operations for the three month period ended March 31, 1997 has not been included, as such representation of the Company's financial position and results of operations have been included in the Company's previously filed Form 10-QSB for the three month period ended March 31, 1997.


CompScript Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
Year Ended December 31, 1996



                                                   (A)
                                                Restated                Hytree             Pro Forma
                                            CompScript, Inc.        Pharmacy, Inc.        Adjustments            Pro Forma
                                            ----------------        --------------        -----------            ---------
Sales                                         $31,808,585            $10,907,771            $                  $42,716,356
                                                                                                     -

Cost of sales                                  19,856,573             5,799,963                      -          25,656,536
                                              -----------            ----------             ----------         -----------

Gross profit                                   11,952,012             5,107,808                      -          17,059,820

Selling, general and administrative
   expenses                                    11,694,235             4,259,679                      -          15,953,914

Provision for doubtful accounts                   836,141                95,800                      -             931,941

Merger related costs                              934,223                     -                355,000(B)        1,289,223
                                              -----------            ----------             ----------         -----------

Operating (loss) income                        (1,512,587)              752,329               (355,000)         (1,115,258)

Other
  Interest and other income                        47,824                10,507                      -              58,331
  Interest expense                               (244,499)             (114,799)                     -            (359,298)
                                              -----------            ----------             ----------         -----------

Income (loss) before income tax expense
   (benefit)                                   (1,709,262)              648,037               (355,000)         (1,416,225)

Income tax expense (benefit)                     (289,769)              285,136                      -              (4,633)
                                              -----------            ----------             ----------         -----------


Net income (loss)                             $(1,419,493)             $362,901              $(355,000)        $(1,411,592)
                                              ===========            ==========             ==========         ===========


Net loss per share                            $     (0.12)                                                     $     (0.11)
                                              ===========                                                      ===========

Weighted average common shares and
   common stock equivalents outstanding        11,616,648                                                       12,466,648
                                              ===========                                                      ===========


                        COMPSCRIPT, INC. AND SUBSIDIARIES
                    NOTES TO PRO FORMA CONDENSED CONSOLIATED
                              FINANCIAL STATEMENTS
                                   (UNAUDITED)

(A) The accompanying Condensed Consolidated Statement of Operations for the year ended December 31, 1996 has been derived from the audited statement of operations. Such statement of operations was restated to reflect the January 10, 1997 and February 28, 1997 acquisitions of Medical Services Consortium, Inc. and Campo's Medical Pharmacy, Inc. which were accounted for as pooling of interests.

(B) To properly reflect the effect of acquisition costs associated with the acquisition of Hytree as if the transaction took place on January 1, 1996. No tax benefit has been computed as such costs are not deductible for Federal or State income tax purposes.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 COMPSCRIPT, INC.

                                                 By:  /S/ BRIAN A. KAHAN
                                                      -------------------------
                                                      Brian A. Kahan
                                                      Chief Executive Officer

DATED:  June 9, 1997